Exhibit 99.1

      Sovereign Bancorp, Inc. Announces 2004 Third Quarter Net Income of $83 Million, Record Operating Income of $143 Million and Cash Earnings of
                                 $162 Million

    Financial Highlights
    -- Net income of $82.5 million, including a special debt redemption charge of $42.6 million after-tax and a merger and integration charge of $18.2 million after-tax, for the third quarter of 2004, as compared to $109 million a year ago.
    -- Earnings per share, including the above mentioned charges of $.18 per share, for the third quarter of 2004 were $.24 per share, as compared to $.37 per share in same quarter of 2003.
    -- Operating earnings in the third quarter of 2004 were $143 million, up 31% from $109 million a year ago. Operating earnings per share were $.42 per share, up 14% from $.37 per share in the same quarter of 2003.
    -- Cash earnings for the third quarter of 2004 were $162 million, up 30% from $124 million in the same quarter a year ago. Cash earnings per share were $.47 per share, up 12% from $.42 per share in the third quarter of 2003.
    -- Consumer and Commercial loans, excluding the impact of acquisitions, increased 28% and 9%, respectively, from the third quarter of 2003.
    -- Core deposits increased 21% from the third quarter of 2003 and 13% from the second quarter of 2004. Excluding acquisitions, core deposits increased 6% from the third quarter of 2003.
    -- Reduced the investment portfolio by $1.1 billion during the quarter. -- Consumer Banking and Commercial Banking fee revenues were $63 million and $32 million, respectively, each up 17% from a year earlier.
    -- The provision for loan losses was $25.0 million in this quarter. The provision exceeded net charge-offs by $4.5 million in this quarter.
    -- Non-performing assets decreased to .30% of total assets at September 30, 2004, versus .36% at June 30, 2004. Non-performing assets declined $7.3 million to $169 million.
    -- Equity to assets ratio was 8.64% at September 30, 2004, compared to 7.72% at September 30, 2003 and 7.84% at June 30, 2004. The Tier 1 leverage ratio was 6.56% at September 30, 2004.
    -- Sovereign continues to be positioned to benefit from higher interest rates.
    -- Successfully completed the acquisition of Seacoast Financial Services Corporation on July 23, 2004. Systems conversion successfully completed by October 17th.

    PHILADELPHIA, Oct. 19 /PRNewswire-FirstCall/ -- Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported third quarter 2004 net income after non-recurring charges of $60.8 million, or $.18 per share, of $82.5 million, or $.24 per diluted share, as compared to $109 million, or $.37 per diluted share, for the third quarter of 2003. Net income in the third quarter of 2004 included the previously announced after-tax merger and integration charge of $18.2 million, or $.05 per share, associated with the acquisition of Seacoast Financial Services Corporation ("Seacoast") and an after-tax charge of $42.6 million, or $.13 per share, in connection with the early redemption of $500 million of high-cost debt.
    Excluding these charges, operating earnings were up 31% to $143 million as compared to $109 million for the third quarter of 2003. Operating earnings per share were up 14% to $.42 per share from $.37 per share during the third quarter of 2003. Cash earnings increased to $162 million, or $.47 per diluted share, as compared to $124 million, or $.42 per diluted share, for the third quarter of 2003. A reconciliation of net income, operating earnings and cash earnings, as well as the related earnings per share amounts, is included in a later section of this release.
    Commenting on results for the third quarter of 2004, Jay S. Sidhu, Sovereign's Chairman and Chief Executive Officer, said, "The third quarter was another strong quarter for Sovereign. We are pleased that the Federal Reserve has begun to increase short-term interest rates, as this immediately benefited our net interest income and should also drive net interest margin expansion in the fourth quarter. Commercial and consumer loans were up 9% and 28%, respectively, from the third quarter of 2003, excluding the impact of acquisitions; while core deposits were up 6%. Our credit quality again showed improvement during the quarter. Operating expenses are being held in check, as the only increases in expenses for the quarter were related to our acquisition of Seacoast. Lastly, we are pleased to welcome Seacoast's customers, shareholders and team members to Sovereign, as we successfully closed and converted this acquisition during the quarter."
    September of this year marked the five-year anniversary of Sovereign's announcement of the Fleet/BankBoston branch acquisition, the largest banking divestiture in U.S. history. It consisted of 285 branches, $12 billion in deposits and $9 billion in loans. This acquisition enabled Sovereign to enter the New England market with a very significant market share, ranking third in the region. Since Sovereign's successful integration in the third quarter of 2000, the annual growth rate in operating earnings per share has been 10%, and since 2001, Sovereign's operating earnings annual growth rate has been 25%. Since the third quarter of 2000, Sovereign's commercial and consumer loans have grown 14% and 20%, respectively, on average per year. Core deposits have grown 15% on average per year. Banking fees have increased 30% on average per year. Operating expenses have increased only 1.5% on average per year. Sovereign's efficiency ratio has decreased more than 500 basis points.
Capital levels have improved substantially.  Equity to assets has expanded
315 basis points to 8.64% at September 30, 2004. Tier 1 Leverage has expanded 356 basis points to 6.56% at September 30, 2004. Tangible common equity has expanded 315 basis points to 4.51% at September 30, 2004. In addition to dramatically improved capital levels, the quality of Sovereign's balance sheet has improved as Sovereign has removed most of the high-cost debt financing incurred in this transaction. "This acquisition transformed Sovereign into a high growth community-oriented commercial bank with a diversified loan portfolio, a low-cost deposit base and a very strong market position. It has substantially enhanced franchise and shareholder value. This is evidenced by a 145% appreciation in our stock price since October of 1999, outperforming a number of market indices including the DJIA, S&P 500, Bank Super regional, Bank NYSE and Thrift NYSE during that time period," commented Sidhu.

    Net Interest Income and Margin
    Sovereign reported net interest income of $363 million for the third quarter of 2004, an increase of $75.7 million, or 26% compared to the third quarter of 2003. On a linked-quarter basis, net interest income increased by $30.9 million, or 9.3%, in spite of the fact that the company de-levered the investment portfolio by $1.1 billion. As a result of higher short-term interest rates, commercial loan yields increased by 36 basis points and consumer loan yields increased by 10 basis points during the quarter. Most of Sovereign's variable rate consumer loans have repricing periods that lag rate changes by up to one quarter. Deposit costs increased by only 14 basis points in the third quarter.
    During the quarter, Sovereign successfully redeemed $500 million of 10.50% senior notes and replaced them with lower-cost, unsecured senior debt much more reflective of the financial strength of Sovereign today. The 10.50% senior notes that were redeemed carried a cost of approximately 8.18%, as $400 million of the debt was swapped to floating rate at a cost of Libor + 550 basis points. Sovereign funded this redemption with cash on hand and a new two-year senior note issue of $300 million at a floating rate of Libor + 33 basis points.
    Net interest margin was 3.17% for the third quarter of 2004, compared to 3.22% in the second quarter of 2004 and 3.32% in the third quarter of 2003, primarily impacted by the flattening of the yield curve. Commenting on third quarter net interest margin, James D. Hogan, Sovereign's Chief Financial Officer, noted, "As we have previously stated, Sovereign's net interest income has benefited from the quarter's short-term interest rate hikes. However, meaningful net interest margin expansion requires 100 basis points or more of rate hikes, as replacement yields on new loan production are still lower than the assets running off due to the flattening of the yield curve. Our fourth quarter outlook for both net interest income and net interest margin is positive, as the fourth quarter will reflect a full quarter's benefit of three 25 basis point rate hikes by the Federal Reserve as well as the impact of our debt redemption, which was completed late in September."

    Non-Interest Income
    Sovereign's consumer and commercial banking fees generated record levels once again in the third quarter of 2004. Consumer banking fees increased by $9.2 million, or 17%, compared to the same period in 2003. The increase was driven principally by deposit fees, which increased by $7.0 million to $51.3 million. Commercial banking fees increased $4.6 million to $31.8 million, or 17%, over the same period a year ago driven by growth in loan fees. Consumer and commercial banking fees increased 8% and 4%, respectively, in the third quarter of 2004 as compared to second quarter 2004 levels. Excluding approximately $3.7 million in revenue related to Seacoast, consumer and commercial banking fees increased 11.0% and 15.4%, respectively, over last year.
    Mortgage banking revenues for the quarter were a loss of $4.1 million, compared to revenues of $16.4 million last quarter and $17.5 million a year ago. Due to changes in prepayment speeds and interest rates, a servicing rights impairment charge of $9.4 million was recorded in the third quarter of 2004. This compares to reversals of valuation reserve recorded in the second quarter of 2004 and the third quarter of 2003 of $17.1 million and $18.3 million, respectively. Hogan noted, "Excluding an impairment charge this quarter and reversals of the valuation reserve related to mortgage servicing rights in the previous comparable quarters, mortgage banking revenues were $5.3 million in the third quarter of 2004 as compared to slight losses of $.7 million in the second quarter of 2004 and $.8 million in the third quarter of 2003." Mortgage banking results are summarized in the financial tables attached to this release. As of September 30, 2004, mortgage servicing rights, net of reserves of $10.9 million, were $74.0 million and our servicing portfolio was $6.5 billion, with a capitalized cost of 114 basis points.
    Sovereign has attempted in recent quarters to minimize fee income volatility by realizing gains on sales of investments to offset mortgage banking declines resulting from servicing right impairment charges, as these two revenue sources have characteristics that offset each other. This is evidenced by third quarter and second quarter 2004 combined revenue from mortgage banking revenue and securities gains of $16.2 million and $17.3 million, respectively.

    Non-Interest Expense
    G&A expenses for the quarter were $238 million, up 5.8% from $225 million in the second quarter and up 13% from $211 million a year ago. Excluding operating expenses during the quarter of approximately $18.0 million related to Seacoast, G&A expenses decreased $5.0 million from the second quarter of 2004. Hogan stated, "In the third quarter, our efficiency ratio was 50.4% versus 49.2% in the second quarter of 2004 and 51.8% in the third quarter of 2003. Most of the increase we've seen in our efficiency ratio is a result of weak mortgage banking results, as well as the timing of systems conversions related to our acquisition of Seacoast. A portion of Seacoast was converted at closing on July 23, 2004, while a more significant portion was not converted until the weekend of October 15th. We have committed to improving our efficiency ratio by 100 basis points in 2004 and we are ahead of schedule in fulfilling that commitment."
    Sovereign's effective tax rate declined in the third quarter to 17.2% on a GAAP basis due to reduced pre-tax income resulting from the debt redemption and Seacoast merger charges incurred during the quarter, which were both tax benefited at 35%. On an operating basis, Sovereign's effective tax rate was 25.8% in the third quarter. Sovereign's full-year 2004 effective tax rate is expected to be approximately 26% on an operating basis, since all of Sovereign's operating adjustments are tax benefited at 35%.

    Franchise Growth
    Sovereign's total loan portfolio increased during the third quarter by $6.1 billion to $35.3 billion, $4.1 billion of which was a result of the Seacoast acquisition. Organic loan growth was $2.0 billion during the quarter. Consumer loans have increased 28% over the third quarter of last year, while commercial loans have increased 9%, excluding the impact of acquisitions. Commercial and consumer loans now make up 38% and 39%, respectively, of the total loan portfolio. The following table depicts Sovereign's loan composition as of September 30, 2004 ($ in millions):

    Loan Category  Ending Balance  Q3 2004 Yield   Q2 2004 Yield    Q3 2004
                                                                 % of Loans
    Commercial         $13,446          4.91%           4.55%        38.1%
    Consumer            13,857          5.10%           5.00%         39.3
    Residential
     mortgage            7,959          5.21%           5.57%         22.6
      Total            $35,262          5.05%           4.90%         100%

    Core deposits increased $2.9 billion during the quarter to $25.7 billion; excluding the Seacoast acquisition, core deposits grew $468 million, or 8.2% annualized, during the quarter. Total deposits increased $4.1 billion during the quarter to $33.1 billion; $3.6 billion of the increase was a result of the Seacoast acquisition. Time deposits account for only 22% of total deposits at September 30, 2004. The following table summarizes Sovereign's deposit position as of September 30, 2004 ($ in millions):

    Deposit
     Category     Ending Balance   Q3 2004 Cost   Q2 2004 Cost     Q3 2004
                                                                 % of Total
                                                                   Deposits
    Checking           $13,669          0.57%          0.40 %        41.3%
    Other core
     (MMDA & Savings)   12,075          0.97%          0.80 %         36.5
      Total Core        25,744          0.76%           0.59%         77.8
    Time deposits        7,358          2.04%           2.04%         22.2
      Total deposits   $33,102          1.04%            .90%         100%

    Asset Quality
    Sovereign's credit quality continued to improve in the third quarter of 2004. Non-performing assets ("NPAs") declined $7 million during the quarter to $169 million at September 30, 2004; this includes $17.5 million of non-performing loans added as a result of the Seacoast acquisition. NPAs to total assets decreased to .30% during the third quarter of 2004, compared to ..36% at June 30, 2004. Sovereign's provision for loan losses was $25.0 million this quarter compared to $32.0 million in the second quarter and $36.6 million in the third quarter of 2003. The allowance for loan losses to total loans decreased to 1.15% at September 30, 2004, as compared to 1.21% at June 30, 2004 and 1.31% at September 30, 2003, due to improved credit quality and a shift towards a lower risk loan portfolio due to the acquisition of Seacoast. Coverage of non-performing loans improved significantly during the quarter. The allowance for loan losses to non-performing loans now stands at 276%, as compared to 232% at June 30, 2004 and 137% at September 30, 2003.

    Capital
    Sovereign's Tier 1 leverage ratio was 6.56% at September 30, 2004. Tangible common equity to tangible assets was 4.51%. Tangible common equity to tangible assets, excluding other comprehensive income ("OCI"), was 4.77%. The equity to assets ratio was 8.64% at September 30, 2004. Sovereign Bank's Tier 1 leverage ratio was 6.62% and the bank's risk-based capital ratio was 11.34% at September 30, 2004.

    Accounting Changes
    On September 30, 2004, the Emerging Issues Task Force (EITF) reached a consensus on EITF 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share," which eliminated certain accounting benefits of convertible debt with contingent conversion features by requiring such instruments to be accounted for under the if-converted method for diluted earnings per share purposes. Issuers whose contingent convertible debt can be settled in stock will be required to increase the number of shares used in diluted earnings per share calculations by the total number of shares underlying the contingent convertible debt, regardless of conversion price. Many companies, including Sovereign, are retroactively affected by this accounting change. Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004. Effective in the fourth quarter 2004, Sovereign will be required to adopt EITF 04-8 and as a result, prior period earnings per share will be required to be restated. Sovereign expects this accounting change to result in a downward restatement of year-to-date prior period diluted GAAP earnings per share from $.99 to $.97. A reconcilement of quarterly GAAP, earnings per share, including the anticipated impact of EITF 04-8, is included in a later section of this release.

    Looking Ahead
    "We continue to be comfortable with management's guidance of $1.65 to $1.70 in operating earnings per share and approximately $1.85 to $1.90 in cash earnings per share for 2004, excluding the $.03 to $.04 anticipated impact of EITF 04-8 described above, after-tax merger related charges of $.12 for our completed acquisitions of First Essex and Seacoast and $.13 in connection with the debt redemption," Sidhu commented. "We are also comfortable with the analysts' mean estimate of $1.91 per share for 2005, which implies an operating earnings growth of 14%. In spite of recent accounting changes, which will impact 2005 earnings per share $.05 to $.06, management's goal remains to strive for $1.90 to $2.00 in operating earnings per share, excluding after-tax merger related charges of $.04 to $.06 for our pending acquisition of Waypoint, which is expected to close in January 2005." A reconcilement of GAAP, operating, and cash earnings per share is included in a later section of this release.
    Based upon our October 18 stock price of $21.54, Sovereign is trading at a P/E of 11.3x analysts' mean 2005 estimate of operating earnings per share, a P/E of 10.4x for implied 2005 cash earnings per share and 154% of current book value. The book value per share at September 30, 2004 was $13.95.
    Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, pro forma a $60 billion financial institution with more than 650 community banking offices, over 1,000 ATMs and approximately 9,500 team members in Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Rhode Island. In addition to full-service retail banking, Sovereign offers a broad array of financial services and products including business and corporate banking, cash management, capital markets, trust and wealth management and insurance. Pro forma for pending acquisitions, Sovereign is the 18th largest banking institution in the United States. For more information on Sovereign Bank, visit http://www.sovereignbank.com or call 1-877-SOV-BANK.
    Interested parties will have the opportunity to listen to a live web-cast of Sovereign's Third Quarter 2004 earnings call on Wednesday, October 20 beginning at 8:30 a.m. ET at >Investor Relations >News >Conference Calls/Webcasts; or

http://www.firstcallevents.com/service/ajwz410086127gf12.html. The web-cast replay can be accessed anytime from 11:00 a.m. ET on October 20, 2004 through 12 a.m. ET (midnight) on December 15, 2004. Questions may be submitted during the call via email to investor@sovereignbank.com. A telephone replay will be accessible from October 20, 2004 - October 25, 2004 by dialing 1-800-642-1687, and confirmation id#1093191.

    Note:
    This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measures of Operating Earnings and Cash Earnings, and the related per share amounts, in their analysis of the company's performance. These measures, as used by Sovereign, adjust net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses, and certain non-cash charges. Operating earnings represent net income adjusted for the after-tax effects of merger-related and integration charges and the loss on early extinguishment of debt. The forward-looking operating earnings guidance for 2004 excludes the anticipated impact of EITF 04-8, which will be effective in the fourth quarter of 2004. Cash earnings are operating earnings excluding the after-tax effect of amortization of intangible assets and stock-based compensation expense associated with stock options, restricted stock, bonus deferral plans and ESOP awards. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
    This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of future operating results for 2004 and beyond for Sovereign Bancorp, Inc. as well as estimates of financial condition, operating efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign's ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services.


    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                   Quarter Ended

                                     Sept. 30 June 30 Mar. 31 Dec. 31 Sept. 30
                                       2004    2004    2004    2003    2003
     (dollars in millions, except
           per share data)

    Operating Data

    Net income                          $82.5  $131.4  $102.2  $112.6  $109.2
    Operating earnings (1)              143.3   131.4   121.5   112.6   109.2
    Cash earnings (2)                   161.6   147.2   136.9   127.3   124.4
    Net interest income                 363.0   332.0   322.8   308.5   287.3
    Provision for loan losses            25.0    32.0    43.0    40.0    36.6
    Total fees and other income before
     securities transactions            108.3   124.2   109.1   121.2   119.5
    Net gain on investment securities    20.2     0.8    17.9    10.2    18.8
    G&A expense                         237.7   224.6   223.1   217.6   210.8
    Other expenses (3)                  129.1    28.1    48.6    27.4    27.5

    Performance Statistics

    Bancorp

    Net interest margin (3)             3.17%   3.22%   3.28%   3.39%   3.32%
    Cash return on average assets  (2)  1.20%   1.23%   1.20%   1.18%   1.20%
    Operating return on average assets
     (1)                                1.07%   1.10%   1.07%   1.05%   1.05%
    Cash return on average equity  (2) 14.14%  15.26%  15.47%  15.94%  15.97%
    Operating return on average equity
     (1)                               12.55%  13.62%  13.72%  14.10%  14.03%
    Annualized net loan charge-offs to
     average loans                      0.25%   0.43%   0.51%   0.55%   0.55%
    Efficiency ratio  (3) (4)          50.44%  49.22%  51.67%  50.65%  51.82%


    Per Share Data

    Basic earnings per share            $0.25   $0.43   $0.34   $0.38   $0.37
    Diluted earnings per share           0.24    0.42    0.33    0.38    0.37
    Operating earnings per share  (1)    0.42    0.42    0.40    0.38    0.37
    Cash earnings per share (2)          0.47    0.47    0.45    0.43    0.42
    Dividend declared per share          .030    .030    .025    .025    .025
    Book value  (5)                     13.95   12.46   12.78   11.12   10.84
    Common stock price:
      High                              22.48   22.10   24.51   24.99   19.68
      Low                               20.48   19.51   20.37   18.42   15.74
      Close                            $21.82  $22.10  $21.42  $23.75  $18.55
    Weighted average common shares:
      Basic                             335.6   306.1   300.7   292.5   292.2
      Diluted                           341.7   311.7   306.7   298.5   297.2
    End-of-period common shares:
      Basic                             345.3   306.2   306.4   293.1   292.3
      Diluted                           351.2   312.1   311.7   299.4   297.4


    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                          Year to Date

                                                  Sept. 30           Sept. 30
                                                    2004               2003
     (dollars in millions, except
            per share data)

    Operating Data

    Net income                                      $316.1            $289.3
    Operating earnings (1)                           396.1             308.1
    Cash earnings (2)                                445.6             354.4
    Net interest income                            1,017.8             897.1
    Provision for loan losses                        100.0             122.0
    Total fees and other income before
     securities transactions                         341.6             334.4
    Net gain on investment securities                 39.0              55.8
    G&A expense                                      685.4             634.7
    Other expenses (3)                               205.7             130.6

    Performance Statistics

    Bancorp

    Net interest margin (3)                          3.22%             3.43%
    Cash return on average assets  (2)               1.21%             1.16%
    Operating return on average assets
     (1)                                             1.08%             1.00%
    Cash return on average equity  (2)              14.90%            16.13%
    Operating return on average equity
     (1)                                            13.24%            14.02%
    Annualized net loan charge-offs to
     average loans                                   0.39%             0.55%
    Efficiency ratio  (3) (4)                       50.42%            51.54%


    Per Share Data

    Basic earnings per share                         $1.01             $1.06
    Diluted earnings per share                        0.99              1.01
    Operating earnings per share  (1)                 1.24              1.07
    Cash earnings per share (2)                       1.39              1.23
    Dividend declared per share                      0.085             0.075
    Book value  (5)                                  13.95             10.84
    Common stock price:
      High                                           24.51             15.57
      Low                                            19.51             11.85
      Close                                         $21.82            $12.90
    Weighted average common shares:
      Basic                                          314.4             272.1
      Diluted                                        320.3             287.7
    End-of-period common shares:
      Basic                                          345.3             292.3
      Diluted                                        351.2             297.4


    NOTES:

    (1) Operating earnings represent net income excluding the after-tax effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses. See reconciliation on page I.
    (2) Cash earnings represents operating earnings excluding the after-tax effects of non-cash charges for the amortization of intangible assets and stock based compensation. Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense. See reconciliation on page I.
    (3) Effective July 1, 2003, Sovereign elected to change the Company's accounting policy to treat trust preferred securities as liabilities and the associated dividends on the trust preferred securities as interest expense. Previously, this cost was classified within other expenses. This change in accounting policy did not have any impact on consolidated shareholders' equity or net income; however, it did result in an increase in liabilities of $207.6 million at July 1, 2003 and an increase of $5 million and $3 million in net interest expense, with a corresponding decrease in other expense, for the three-month periods ended September 30, 2003 and December 31, 2003, respectively. Prior periods have not been adjusted to conform with this change in accounting policy.
   (4) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before securities transactions.
    (5) Book value equals stockholders' equity at period-end divided by common shares outstanding.


    Sovereign Bancorp, Inc. and Subsidiaries
    FINANCIAL HIGHLIGHTS
    (unaudited)
                                                 Quarter Ended

                                 Sept. 30  June 30  Mar. 31  Dec. 31 Sept. 30
                                   2004     2004     2004     2003     2003
    (dollars in millions)

    Financial Condition Data:

    General
      Total assets                $55,755  $48,687  $47,043  $43,505  $41,055
      Loans                        35,262   29,130   27,739   26,149   24,550
      Total deposits and customer
       related accounts:           33,102   29,001   28,118   27,344   27,515
        Core deposits and other
         customer related
         accounts                  25,744   22,824   21,939   21,334   21,233
        Time deposits               7,358    6,176    6,179    6,010    6,283
      Borrowings                   16,919   15,157   14,262   12,198    9,570
      Minority interests              203      203      203      202      202
      Stockholders' equity          4,815    3,815    3,916    3,260    3,169
      Goodwill                      2,103    1,289    1,293    1,027    1,027
      Core deposit intangible         305      249      262      269      287

    Asset Quality
      Non-performing assets        $168.8   $176.1   $212.0   $220.4   $257.7
      Non-performing loans         $147.5   $152.2   $188.6   $199.4   $236.1
      Non-performing assets to
       total assets                 0.30%    0.36%    0.45%    0.51%    0.63%
      Non-performing loans to
       total loans                  0.42%    0.52%    0.68%    0.76%    0.96%
      Allowance for loan losses    $406.6   $352.6   $351.0   $327.9   $322.7
      Allowance for loan losses
        to total loans              1.15%    1.21%    1.27%    1.25%    1.31%
      Allowance for loan losses
        to non-performing loans      276%     232%     186%     164%     137%

    Capitalization - Bancorp (1)
      Stockholders' equity to
       total assets                 8.64%    7.84%    8.32%    7.49%    7.72%
      Tier 1 leverage capital
       ratio                        6.56%    7.13%    7.12%    5.61%    5.60%
      Tangible equity to tangible
       assets, excluding OCI        4.77%    5.28%    5.19%    4.80%    4.73%
      Tangible equity to tangible
       assets, including OCI        4.51%    4.83%    5.19%    4.66%    4.67%

    Capitalization - Bank (1)
      Stockholders' equity to
       total assets                10.20%    9.12%    9.60%    8.99%    9.49%
      Tier 1 leverage capital
       ratio                        6.62%    6.85%    6.82%    6.66%    6.96%
      Tier 1 risk-based capital
       ratio                        8.42%    8.92%    8.82%    8.60%    8.65%
      Total risk-based capital
       ratio                       11.34%   12.12%   12.13%   12.12%   12.20%

    (1) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.


    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (unaudited)
                                         Sept. 30      June 30      Mar. 31
    (dollars in thousands)                 2004         2004         2004
    Assets
    Cash and amounts due
    from depository institutions         $1,266,044   $1,026,719     $893,193
    Investments:
        Available-for-sale               10,111,845   10,493,897   11,912,292
        Held-to-maturity                  4,027,472    4,007,041    2,489,030
           Total investments             14,139,317   14,500,938   14,401,322
    Loans:
      Commercial                         13,445,735   12,251,456   11,919,975
      Consumer                           13,856,992   11,986,107   11,012,103
      Residential mortgages               7,958,974    4,892,305    4,806,494
        Total loans                       35,261,701   29,129,868   27,738,572
    Less allowance for loan losses         (406,612)    (352,637)    (351,007)
            Total loans, net             34,855,089   28,777,231   27,387,565
    Premises and equipment, net             352,089      286,682      289,517
    Accrued interest receivable             225,918      196,347      188,002
    Goodwill                              2,103,158    1,289,340    1,292,809
    Core deposit intangible                 304,754      249,169      261,582
    Bank owned life insurance               879,189      851,155      841,568
    Other assets                          1,629,450    1,509,296    1,487,657
          Total assets                  $55,755,008  $48,686,877  $47,043,215

    Liabilities and Stockholders'
     Equity
    Liabilities:
    Deposits and other customer related
     accounts:
       Core and other customer related
        accounts                        $25,743,796  $22,824,310  $21,939,435
       Time deposits                      7,357,882    6,176,310    6,178,871
         Total                           33,101,678   29,000,620   28,118,306
    Borrowings and other debt
     obligations                         16,919,164   15,157,017   14,261,686
    Other liabilities                       715,326      511,131      545,084
           Total liabilities             50,736,168   44,668,768   42,925,076
    Minority interests                      203,488      202,919      202,513
    Stockholders' equity:
      Common Stock                        2,934,733    2,105,312    2,102,183
      Warrants and stock options            318,874      306,594      305,297
      Unallocated ESOP shares               (26,078)     (26,078)     (26,078)
      Treasury stock                        (19,767)     (20,242)     (22,190)
      Accumulated other
       comprehensive income/ (loss)        (136,645)    (222,499)       6,349
      Retained earnings                   1,744,235    1,672,103    1,550,065
           Total stockholders' equity     4,815,352    3,815,190    3,915,626
           Total liabilities and
            stockholders' equity        $55,755,008  $48,686,877  $47,043,215


    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED BALANCE SHEETS
    (unaudited)
                                                 Dec. 31           Sept. 30
    (dollars in thousands)                         2003              2003
    Assets
    Cash and amounts due
    from depository institutions                  $950,302          $971,697
    Investments:
        Available-for-sale                      10,102,619        11,109,603
        Held-to-maturity                         2,516,352           413,152
           Total investments                    12,618,971        11,522,755
    Loans:
      Commercial                                11,063,686        10,756,312
      Consumer                                  10,010,289         9,684,319
      Residential mortgages                      5,074,684         4,109,216
       Total loans                              26,148,659        24,549,847
    Less allowance for loan losses                (327,894)         (322,684)
            Total loans, net                    25,820,765        24,227,163
    Premises and equipment, net                    273,278           273,931
    Accrued interest receivable                    190,714           175,644
    Goodwill                                     1,027,292         1,027,292
    Core deposit intangible                        268,759           287,293
    Bank owned life insurance                      801,535           792,607
    Other assets                                 1,553,713         1,776,910
          Total assets                         $43,505,329       $41,055,292

    Liabilities and Stockholders' Equity
    Liabilities:
    Deposits and other customer related
     accounts:
       Core and other customer related
        accounts                               $21,334,106       $21,232,550
       Time deposits                             6,009,902         6,282,630
         Total                                  27,344,008        27,515,180
    Borrowings and other debt obligations       12,197,603         9,570,356
    Other liabilities                              501,176           599,032
           Total liabilities                    40,042,787        37,684,568
    Minority interests                             202,136           201,757
    Stockholders' equity:
      Common Stock                               1,892,126         1,872,953
      Warrants and stock options                    13,944            13,230
      Unallocated ESOP shares                      (26,078)          (28,465)
      Treasury stock                               (21,927)          (22,501)
      Accumulated other
      comprehensive income/ (loss)                 (52,924)          (16,345)
      Retained earnings                          1,455,265         1,350,095
           Total stockholders' equity            3,260,406         3,168,967
           Total liabilities and
            stockholders' equity               $43,505,329       $41,055,292



    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited)
                                              Quarter Ended
                             Sept. 30  June 30   Mar. 31   Dec. 31   Sept. 30
                               2004      2004      2004      2003      2003
    (dollars in thousands,
     except per share data)
    Interest and dividend
     income:
       Interest on interest-
        earning deposits       $1,505      $980      $528      $385      $539
       Interest on
        investment
        securities
    Available for sale        124,803   136,497   137,226   144,787   132,211
    Held to maturity           46,470    31,879    28,819     5,142     5,958
       Interest on loans      412,771   345,288   333,190   324,990   325,062
           Total interest
            and dividend
            income            585,549   514,644   499,763   475,304   463,770
    Interest expense:
        Deposits and related
         customer accounts     83,160    63,142    65,012    68,647    73,488
        Borrowings            139,439   119,463   111,935    98,178   102,990
            Total interest
             expense          222,599   182,605   176,947   166,825   176,478
            Net interest
             income           362,950   332,039   322,816   308,479   287,292
    Provision for loan
     losses                    25,000    32,000    43,000    40,000    36,600
            Net interest
             income after
             provision for
             loan losses      337,950   300,039   279,816   268,479   250,692
    Non-interest income:
        Consumer banking
         fees                  62,771    58,072    53,985    53,778    53,531
        Commercial banking
         fees                  31,757    30,552    28,685    28,766    27,197
        Mortgage banking
         revenue (1)           (4,080)   16,436     5,427    15,725    17,458
        Capital markets
         revenue                3,409     5,099     4,887     4,814     5,389
        Bank owned life
         insurance income       9,922     9,588     9,626    10,810    12,080
        Other                   4,498     4,499     6,444     7,262     3,861
    Total fees and other
     income before security
     gains                    108,277   124,246   109,054   121,155   119,516
         Net gain on
          securities           20,247       829    17,881    10,232    18,848
            Total non-
             interest income  128,524   125,075   126,935   131,387   138,364
    Non-interest expense:
    General and
     administrative
         Compensation and
          benefits            114,871   105,224   104,080    98,314    97,788
         Occupancy and
          equipment            54,976    52,097    54,379    53,437    52,838
         Technology expense    18,935    19,333    17,605    19,145    18,652
         Outside services      14,332    12,746    12,336    14,148    12,192
     Marketing expense         11,983    10,751    10,700     8,385     9,218
         Other
          administrative
          expenses             22,583    24,433    24,046    24,201    20,132
             Total general
              and
              administrative  237,680   224,584   223,146   217,630   210,820
    Other expenses:
    Amortization of core
     deposit intangibles       19,836    17,576    17,553    17,823    18,246
    Trust preferred
     securities and other
    minority interest
     expense                    5,502     5,438     5,436     5,439     5,434
    Equity method
     investments (2)           10,257     7,327     2,012     4,159     2,966
    Loss/(gain) on debt
     extinguishment            65,546    (2,285)      -         -         857
    Merger-related and
     integration charges       27,941       -      23,587       -         -
            Total other
             expenses         129,082    28,056    48,588    27,421    27,503
                Total non-
                 interest
                 expense      366,762   252,640   271,734   245,051   238,323
             Income before
              income taxes     99,712   172,474   135,017   154,815   150,733
    Income tax expense         17,170    41,120    32,790    42,228    41,500
             Net income       $82,542  $131,354  $102,227  $112,587  $109,233

                  Diluted
                   earnings
                   per share    $0.24     $0.42     $0.33     $0.38     $0.37

                  Operating
                   earnings
                   per share
                   (3)          $0.42     $0.42     $0.40     $0.38     $0.37

                 Weighted
                  average
                  shares:
                      Basic   335,603   306,087   300,720   292,540   292,169
                      Diluted 341,700   311,689   306,678   298,508   297,151

    (1) Mortgage banking
     activity is summarized
     below:
    Gains on sale of
     mortgage loans and
     mortgage backed
     securities                 4,090     2,808    16,469     9,457    19,080
    Net gains/(loss)
     recorded under SFAS 133     (112)   (1,878)       81     7,895   (14,112)
    Mortgage servicing fees,
     net of mortgage
     servicing rights
     amortization               1,343    (1,628)      137      (479)   (5,760)
    Mortgage servicing right
     (impairments)/
     recoveries                (9,401)   17,134   (11,260)   (1,148)   18,250
         Total mortgage
          banking revenues     (4,080)   16,436     5,427    15,725    17,458

    (2) During the second quarter of 2004, Sovereign made a $60 million investment in a synthetic fuel partnership which is accounted for as an equity method investment. As a result of the increasing significance of our equity method investment portfolios, Sovereign reclassified the income statement effects of these items to other expenses.
    (3) See reconciliation on Page I.

    Sovereign Bancorp, Inc. and Subsidiaries
    CONSOLIDATED STATEMENTS OF OPERATIONS
    (unaudited)
                                                        Year to Date
                                                 Sept. 30           Sept. 30
                                                   2004               2003
    (dollars in thousands, except per
     share data)
    Interest and dividend income:
       Interest on interest-earning
        deposits                                    $3,013            $1,756
       Interest on investment securities
    Available for sale                             398,526           439,910
    Held to maturity                               107,168            21,981
       Interest on loans                         1,091,249           990,800
           Total interest and dividend
            income                               1,599,956         1,454,447
    Interest expense:
        Deposits and related customer
         accounts                                  211,314           252,042
        Borrowings                                 370,837           305,256
            Total interest expense                 582,151           557,298
            Net interest income                  1,017,805           897,149
    Provision for loan losses                      100,000           121,957
            Net interest income after
             provision for loan losses             917,805           775,192
    Non-interest income:
        Consumer banking fees                      174,828           155,041
        Commercial banking fees                     90,994            79,207
        Mortgage banking revenue (1)                17,783            34,293
        Capital markets revenue                     13,395            22,200
        Bank owned life insurance income            29,136            32,528
        Other                                       15,441            11,095
    Total fees and other income before
     security gains                                341,577           334,364
         Net gain on securities                     38,957            55,825
            Total non-interest income              380,534           390,189
    Non-interest expense:
    General and administrative
         Compensation and benefits                 324,175           290,436
         Occupancy and equipment                   161,452           157,324
         Technology expense                         55,873            53,887
         Outside services                           39,414            39,288
     Marketing expense                              33,434            30,439
         Other administrative expenses              71,062            63,361
             Total general and
              administrative                       685,410           634,735
    Other expenses:
    Amortization of core deposit
     intangibles                                    54,965            56,012
    Trust preferred securities and other
    minority interest expense                       16,376            37,374
    Equity method investments (2)                   19,596             7,338
    Loss/(gain) on debt extinguishment              63,261            29,838
    Merger-related and integration
     charges                                        51,528               -
            Total other expenses                   205,726           130,562
                Total non-interest
                 expense                           891,136           765,297
             Income before income taxes            407,203           400,084
    Income tax expense                              91,080           110,820
             Net income                           $316,123          $289,264

                  Diluted earnings per
                   share                             $0.99             $1.01

                  Operating earnings per
                   share (3)                         $1.24             $1.07

                 Weighted average shares:
                      Basic                        314,365           272,114
                      Diluted                      320,251           287,693

    (1) Mortgage banking activity is
     summarized below:
    Gains on sale of mortgage loans and
     mortgage backed securities                     23,367            51,767
    Net gains/(loss) recorded under SFAS
     133                                            (1,909)           (6,186)
    Mortgage servicing fees, net of
     mortgage servicing rights
     amortization                                     (148)          (11,641)
    Mortgage servicing right
     (impairments)/recoveries                       (3,527)              353
         Total mortgage banking revenues            17,783            34,293

    (2) During the second quarter of 2004, Sovereign made a $60 million investment in a synthetic fuel partnership which is accounted for as an equity method investment. As a result of the increasing significance of our equity method investment portfolios, Sovereign reclassified the income statement effects of these items to other expenses.
    (3) See reconciliation on Page I.


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                  Quarter Ended
                                                 September 30, 2004
                                                                      Yield/
    (dollars in thousands)              Average Balance  Interest (1)  Rate
    Earning assets:
       Investment securities                $15,045,842    $183,007    4.86%
       Loans:
        Commercial                           13,006,393     162,723    4.91%
        Consumer                             12,919,725     165,502    5.10%
        Residential mortgages                 6,675,476      86,906    5.21%
           Total loans                       32,601,594     415,131    5.05%
            Allowance for loan losses          (395,427)
           Total earning assets              47,252,009    $598,138    5.03%
    Other assets                              6,223,444
           Total assets                     $53,475,453

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $24,753,740     $47,349    0.76%
         Time deposits                        6,985,446      35,811    2.04%
             Total                           31,739,186      83,160    1.04%

      Borrowings:
             Federal Home Loan Bank
              advances                        9,759,462      87,986    3.54%
             Fed funds and repurchase
              agreements                      2,797,876      16,206    2.31%
             Other borrowings                 3,921,692      35,247    3.56%
             Total borrowings                16,479,030     139,438    3.34%
             Total funding liabilities       48,218,216    $222,599    1.83%
    Other liabilities                           713,062
             Total liabilities               48,931,278
    Stockholders' equity                      4,544,175
             Total liabilities and
              stockholders' equity          $53,475,453
    Net interest income                                    $375,539
    Interest rate spread                                               2.80%
    Net interest margin                                                3.17%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                   Quarter Ended
                                                   June 30, 2004
                                                                      Yield/
    (dollars in thousands)              Average Balance  Interest (1)  Rate
    Earning assets:
       Investment securities                $14,766,721    $179,444    4.86%
       Loans:
        Commercial                           12,084,881     138,736    4.55%
        Consumer                             11,302,412     140,510    5.00%
        Residential mortgages                 4,854,811      67,649    5.57%
           Total loans                       28,242,104     346,895    4.90%
            Allowance for loan losses          (355,125)
           Total earning assets              42,653,700    $526,339    4.93%
    Other assets                              5,357,589
           Total assets                     $48,011,289

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $22,101,334     $32,382    0.59%
         Time deposits                        6,070,703      30,760    2.04%
             Total                           28,172,037      63,142    0.90%

      Borrowings:
             Federal Home Loan Bank
              advances                        8,271,726      79,227    3.81%
             Fed funds and repurchase
              agreements                      3,148,479       7,529    0.94%
             Other borrowings                 3,868,466      32,707    3.36%
             Total borrowings                15,288,671     119,463    3.10%
             Total funding liabilities       43,460,708    $182,605    1.68%
    Other liabilities                           671,178
             Total liabilities               44,131,886
    Stockholders' equity                      3,879,403
             Total liabilities and
              stockholders' equity          $48,011,289
    Net interest income                                    $343,734
    Interest rate spread                                               2.86%
    Net interest margin                                                3.22%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                    Quarter Ended
                                                  September 30, 2003
                                                                      Yield/
    (dollars in thousands)              Average Balance  Interest (1)  Rate
    Earning assets:
       Investment securities                $11,280,351    $145,505    5.16%
       Loans:
        Commercial                           10,761,231     130,897    4.77%
        Consumer                              9,340,289     130,403    5.54%
        Residential mortgages                 4,335,326      64,616    5.96%
           Total loans                       24,436,846     325,916    5.28%
            Allowance for loan losses          (323,743)
           Total earning assets              35,393,454    $471,421    5.29%
    Other assets                              5,773,003
           Total assets                     $41,166,457

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                          $21,093,786     $31,967    0.60%
         Time deposits                        6,430,966      41,521    2.56%
             Total                           27,524,752      73,488    1.06%

      Borrowings:
             Federal Home Loan Bank
              advances                        5,968,148      73,111    4.83%
             Fed funds and repurchase
              agreements                      1,303,393       3,328    1.01%
             Other borrowings                 2,291,656      26,551    4.58%
             Total borrowings                 9,563,197     102,990    4.25%
             Total funding liabilities       37,087,949    $176,478    1.88%
    Other liabilities                           988,561
             Total liabilities               38,076,510
    Stockholders' equity                      3,089,947
             Total liabilities and
              stockholders' equity          $41,166,457
    Net interest income                                    $294,943
    Interest rate spread                                               2.85%
    Net interest margin                                                3.32%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                    Year to Date
                                                 September 30, 2004
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment securities               $14,645,912      538,827   4.90%
       Loans:
        Commercial                          12,171,171      433,788   4.69%
        Consumer                            11,569,780      441,722   5.10%
        Residential mortgages                5,549,520      221,298   5.32%
           Total loans                      29,290,471    1,096,808   4.97%
            Allowance for loan losses         (364,857)
           Total earning assets             43,571,526   $1,635,635   4.99%
    Other assets                             5,558,865
           Total assets                    $49,130,391

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                         $22,741,136     $111,393   0.65%
         Time deposits                       6,390,430       99,921   2.09%
             Total                          29,131,566      211,314   0.97%
      Borrowings:
             Federal Home Loan Bank
              advances                       8,701,974      245,027   3.72%
             Fed funds and repurchase
              agreements                     2,833,640       31,153   1.46%
             Other borrowings                3,785,105       94,657   3.31%
             Total borrowings               15,320,719      370,837   3.20%
             Total funding liabilities      44,452,285     $582,151   1.74%
    Other liabilities                          681,635
             Total liabilities              45,133,920
    Stockholders' equity                     3,996,471
             Total liabilities and
              stockholders' equity         $49,130,391
    Net interest income                                  $1,053,484
    Interest rate spread                                              2.85%
    Net interest margin                                               3.22%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
    (unaudited)
                                                     Year to Date
                                                  September 30, 2003
                                            Average                  Yield/
    (dollars in thousands)                  Balance    Interest (1)   Rate
    Earning assets:
       Investment securities               $11,894,103     $478,552   5.36%
       Loans:
        Commercial                          10,531,400      403,546   5.06%
        Consumer                             8,970,627      390,332   5.82%
        Residential mortgages                4,451,050      200,034   5.99%
           Total loans                      23,953,077      993,912   5.52%
            Allowance for loan losses         (312,308)
           Total earning assets             35,534,872   $1,472,464   5.51%
    Other assets                             5,453,491
           Total assets                    $40,988,363

    Funding liabilities:
      Deposits and other customer related
       accounts:
         Core and other customer related
          accounts                         $20,217,404     $116,955   0.77%
         Time deposits                       6,640,323      135,087   2.72%
             Total                          26,857,727      252,042   1.25%
      Borrowings:
             Federal Home Loan Bank
              advances                       5,865,820      224,937   5.08%
             Fed funds and repurchase
              agreements                     1,972,641        3,881   0.25%
             Other borrowings                2,086,034       76,438   4.86%
             Total borrowings                9,924,495      305,256   4.07%
             Total funding liabilities      36,782,222     $557,298   2.01%
    Other liabilities                        1,268,257
             Total liabilities              38,050,479
    Stockholders' equity                     2,937,884
             Total liabilities and
              stockholders' equity         $40,988,363
    Net interest income                                    $915,166
    Interest rate spread                                              2.97%
    Net interest margin                                               3.43%


    (1) Tax equivalent basis


    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    NON-PERFORMING ASSETS

                             Sept. 30  June 30   Mar. 31   Dec. 31   Sept. 30
    (dollars in thousands)      2004      2004      2004      2003      2003
    Non-accrual loans:
      Commercial              $89,061   $90,370  $113,734  $129,029  $165,317
      Consumer                 24,417    27,923    31,573    30,921    29,667
      Residential mortgages    32,858    32,635    41,925    38,195    39,745
         Total non-accrual
          loans               146,336   150,928   187,232   198,145   234,729
    Restructured loans          1,205     1,262     1,378     1,235     1,335
         Total non-
          performing loans    147,541   152,190   188,610   199,380   236,064
    Real estate owned, net     16,397    19,609    18,349    17,016    17,556
    Other repossessed assets    4,824     4,268     5,006     4,051     4,082
         Total non-
          performing assets  $168,762  $176,067  $211,965  $220,447  $257,702

    Non-performing loans as
     a percentage of total
     loans                      0.42%     0.52%     0.68%     0.76%     0.96%
    Non-performing assets as
     a percentage of total
     assets                     0.30%     0.36%     0.45%     0.51%     0.63%
    Non-performing assets as
     a percentage of total
     loans, real estate
     owned and repossessed
     assets                     0.48%     0.60%     0.76%     0.84%     1.05%
    Allowance for loan
     losses as a percentage
     of non-performing loans     276%      232%      186%      164%      137%


    NET LOAN CHARGE-OFFS

                                 Sept. 30  June 30  Mar. 31  Dec. 31 Sept. 30
    Quarters ended (in thousands)    2004     2004     2004     2003     2003
        Commercial real estate    $(1,064)  $6,117   $3,558      $98   $2,308
        Commercial and industrial
         and other                 10,823   14,502   19,767   25,755   22,151
       Total Commercial             9,759   20,619   23,325   25,853   24,459

       Auto loans                   7,615    6,418    7,408    5,521    5,038
       Home equity loans and other  2,770    3,268    3,605    3,277    2,964
       Total Consumer              10,385    9,686   11,013    8,798    8,002

       Residential mortgages          326       65      209      138      992
           Total                  $20,470  $30,370  $34,547  $34,789  $33,453



    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                         Sept. 30      June 30      Mar. 31
    Quarters ended (in thousands)           2004         2004         2004
      Demand deposit accounts            $5,072,090   $4,698,610   $4,481,546
      NOW accounts                        7,748,012    6,554,831    6,248,412
      Customer repurchase agreements        848,890      810,062      789,524
      Savings accounts                    3,667,116    3,303,890    3,317,836
      Money market accounts               8,407,688    7,456,917    7,102,117
      Certificates of deposits            7,357,882    6,176,310    6,178,871
           Total                        $33,101,678  $29,000,620  $28,118,306


    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

                                                Dec. 31           Sept. 30
    Quarters ended (in thousands)                 2003              2003
      Demand deposit accounts                   $4,306,376        $4,292,621
      NOW accounts                               6,068,163         6,294,730
      Customer repurchase agreements             1,017,544           902,522
      Savings accounts                           3,098,892         3,166,319
      Money market accounts                      6,843,131         6,576,358
      Certificates of deposits                   6,009,902         6,282,630
           Total                               $27,344,008       $27,515,180



    LOAN COMPOSITION - End of period

                                         Sept. 30      June 30      Mar. 31
    Quarters ended (in thousands)           2004         2004         2004
      Commercial real estate             $5,800,536   $5,050,915   $4,993,700
      Commercial industrial loans         7,645,199    7,200,541    6,926,275
    Total commercial loans               13,445,735   12,251,456   11,919,975
      Home equity loans                   8,988,139    7,790,049    6,971,401
      Auto loans                          4,340,487    3,631,153    3,621,169
      Other                                 528,366      564,905      419,533
    Total consumer loans                 13,856,992   11,986,107   11,012,103
    Total residential loans               7,958,974    4,892,305    4,806,494
    Total loans                         $35,261,701  $29,129,868  $27,738,572


    LOAN COMPOSITION - End of period

                                                 Dec. 31           Sept. 30
    Quarters ended (in thousands)                  2003              2003
      Commercial real estate                    $4,702,046        $4,660,138
      Commercial industrial loans                6,361,640         6,096,174
    Total commercial loans                      11,063,686        10,756,312
      Home equity loans                          6,457,682         6,102,455
      Auto loans                                 3,240,383         3,261,150
      Other                                        312,224           320,714
    Total consumer loans                        10,010,289         9,684,319
    Total residential loans                      5,074,684         4,109,216
    Total loans                                $26,148,659       $24,549,847



    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                         Sept. 30      June 30      Mar. 31
    Quarters ended (in thousands)          2004         2004         2004
      Demand deposit accounts            $4,936,996   $4,506,601   $4,239,684
      NOW accounts                        7,117,978    6,313,501    5,990,184
      Customer repurchase agreements        821,182      784,850      880,544
      Savings accounts                    3,621,567    3,328,743    3,217,946
      Money market accounts               8,256,017    7,167,639    7,017,860
      Certificates of deposits            6,985,446    6,070,703    6,108,153
           Total                        $31,739,186  $28,172,037  $27,454,371


    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

                                                Dec. 31           Sept. 30
    Quarters ended (in thousands)                 2003              2003
      Demand deposit accounts                   $4,197,814        $4,186,582
      NOW accounts                               6,135,210         6,253,423
      Customer repurchase agreements               963,885           970,330
      Savings accounts                           3,138,766         3,180,188
      Money market accounts                      6,744,627         6,503,263
      Certificates of deposits                   6,138,121         6,430,966
           Total                               $27,318,423       $27,524,752


    LOAN COMPOSITION - Average

                                         Sept. 30      June 30      Mar. 31
    Quarters ended (in thousands)           2004         2004         2004
      Commercial real estate             $5,621,144   $5,014,765   $4,869,200
      Commercial industrial loans         6,534,378    6,214,663    5,669,558
      Other                                 850,871      855,453      874,302
    Total commercial loans               13,006,393   12,084,881   11,413,060
      Home equity loans                   8,177,146    7,206,082    6,666,343
      Auto loans                          4,198,175    3,636,061    3,457,105
      Other                                 544,404      460,269      348,921
    Total consumer loans                 12,919,725   11,302,412   10,472,369
    Total residential loans               6,675,476    4,854,811    5,105,900
    Total loans                         $32,601,594  $28,242,104  $26,991,329


    LOAN COMPOSITION - Average

                                                  Dec. 31           Sept. 30
    Quarters ended (in thousands)                   2003              2003
      Commercial real estate                    $4,662,734        $4,610,919
      Commercial industrial loans                5,336,532         5,285,571
      Other                                        881,626           864,741
    Total commercial loans                      10,880,892        10,761,231
      Home equity loans                          6,241,296         5,824,058
      Auto loans                                 3,248,915         3,203,014
      Other                                        319,592           313,217
    Total consumer loans                         9,809,803         9,340,289
    Total residential loans                      4,726,609         4,335,326
    Total loans                                $25,417,304       $24,436,846


    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)

    Operating earnings for 2004 exclude the after tax effects of loan loss provision and merger expenses related to the First Essex and Seacoast acquisitions and the after-tax effects of the loss on our debt extinguishment of holding company notes in September 2004. The forward-looking operating earnings guidance for 2004 excludes the anticipated impact of EITF 04-8 which will be effective in the fourth quarter of 2004. Operating earnings for 2003 excludes the after tax effects of the loss on our debt extinguishment of holding company notes that occurred in March 2003. Cash earnings are operating earnings excluding the after-tax effects of non-cash charges for amortization of intangible assets and stock based compensation.

    (dollars in thousands, except per share data
     - all amounts are after tax)
                                                    Quarter Ended
                                                    Total dollars
                                           Sept. 30    Jun. 30     Sept. 30
                                             2004        2004        2003

    Net income as reported                   $82,542    $131,354    $109,233
      Business acquisitions:
       Merger related and integration costs   18,162          -           -
       Provision for loan loss                    -           -           -
      Adoption of EITF 04-8 (1)                   -           -           -
      Loss on debt extinguishment             42,605          -           -
    Operating earnings                       143,309     131,354     109,233
      Amortization of intangibles             14,578      12,047      12,387
      Stock based compensation  (2)            3,671       3,761       2,795
    Cash earnings                           $161,558    $147,162    $124,415
    Weighted average diluted shares          341,700     311,689     297,151


    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)

    (dollars in thousands, except per share data
     - all amounts are after tax)
                                                    Quarter Ended
                                                      Per share
                                             Sept. 30    Jun. 30     Sept. 30
                                               2004        2004        2003

    Net income as reported                     $0.24       $0.42       $0.37
     Business acquisitions:
      Merger related and integration costs      0.05         -           -
      Provision for loan loss                    -           -           -
     Adoption of EITF 04-8 (1)                   -           -           -
     Loss on debt extinguishment                0.13         -           -
    Operating earnings                          0.42        0.42        0.37
      Amortization of intangibles               0.04        0.04        0.04
      Stock based compensation  (2)             0.01        0.01        0.01
    Cash earnings                              $0.47       $0.47       $0.42
    Weighted average diluted shares


    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)

    (dollars in thousands, except per share data
     - all amounts are after tax)
                                                   Year to Date
                                            Total dollars      Per Share
                                                              Sept.  Sept.
                                          Sept. 30  Sept. 30   30     30
                                            2004      2003    2004   2003

    Net income as reported                $316,123  $289,264  $0.99  $1.01
     Business acquisitions:
      Merger related and integration costs  33,493         -   0.11    -
      Provision for loan loss                3,900         -   0.01    -
     Adoption of EITF 04-8 (1)                 -           -     -     -
     Loss on debt extinguishment            42,605    18,838   0.13   0.07
    Operating earnings                     396,121   308,102   1.24   1.07
      Amortization of intangibles           38,624    37,989   0.12   0.13
      Stock based compensation  (2)         10,900     8,265   0.03   0.03
    Cash earnings                         $445,645  $354,356  $1.39  $1.23
    Weighted average diluted shares        320,251   288,296


    Sovereign Bancorp, Inc. and Subsidiaries
    RECONCILIATION OF CASH AND OPERATING EARNINGS TO REPORTED EARNINGS
    (unaudited)

    (dollars in thousands, except per share data
     - all amounts are after tax)
                                                     Forward-Looking
                                                       Per Share

                                                2004              2005

    Net income as reported                 $1.36 - $1.41     $1.84 - $1.94
     Business acquisitions:
      Merger related and integration costs          0.11       .04 - .06
      Provision for loan loss                       0.01               -
     Adoption of EITF 04-8 (1)              0.03 -  0.04               -
     Loss on debt extinguishment                    0.13               -
    Operating earnings                     $1.65 - $1.70    $1.90 - $2.00
      Amortization of intangibles                   0.16
      Stock based compensation  (2)                 0.04
    Cash earnings                          $1.85 - $1.90
    Weighted average diluted shares


    (1) Effective in the fourth quarter of 2004, Sovereign will be required to adopt EITF 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share". This EITF requires the potential dilution from contingently convertible debt be included in the calculation of diluted earnings per share upon the issuance of the debt. Sovereign issued $800 million of contingently convertible trust preferred equity income redeemable securities in the first quarter of 2004. Prior period earnings per share will be required to be restated as detailed below.


                                                                     Year to
                                              Quarter Ended            Date
                                       Sept. 30  Jun. 30   Mar. 30   Sept. 30
                                         2004      2004      2004      2004
    Net income as reported:             $82,542  $131,354  $102,227  $316,123
    Addback : Contingently convertible
     trust preferred interest expense,
     net of tax                           6,310     6,300     2,285    14,895
    Adjusted net income for earnings
     per share purposes                 $88,852  $137,654  $104,512  $331,018

    Weighted average diluted shares as
     reported                           341,700   311,689   306,678   320,251
    Additional dilution from
     contingently convertible debt       26,082    26,082     9,675    20,613
    Adjusted weighted average diluted
     shares                             367,782   337,771   316,353   340,864

    Adjusted diluted earnings per
     share                                 0.24      0.41      0.33      0.97

    (2) Stock based compensation encompasses arrangements with employees under which the Company's obligation will be settled by using stock rather than cash and includes expense related to stock options, restricted stock, bonus deferral plans, and ESOP expense.

    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    Purchase of First Essex Bancorp Inc. ("First Essex")

    On February 6, 2004 Sovereign completed the purchase of First Essex and the results of its operations are included from purchase date through September 30, 2004. Sovereign issued 12.7 million shares of common stock and exchanged Sovereign stock options for existing First Essex stock options, whose combined value totaled $209.9 million and made cash payments of $208.2 million to acquire and convert all outstanding First Essex shares and stock options and pay associated fees. The preliminary purchase price was allocated to acquired assets and liabilities of First Essex based on fair value as of February 6, 2004. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.


    Assets and Liabilities Acquired from First Essex as of February 6, 2004:

    (dollars in millions)

    Assets                             Liabilities
    Investments                  394.8 Deposits:
    Loans:                               Core                          777.0
      Commercial                 710.4   Time                          488.6
      Consumer                   435.6     Total deposits            1,265.6
      Residential mortgages       52.2 Borrowings and other debt
                                       obligations                     236.9
        Total loans            1,198.2 Other liabilities                27.5
    Less allowance for loan
     losses                      (14.7)
            Total loans, net   1,183.5 Total liabilities            $1,530.0
    Federal funds and cash      (199.0)
    Premises and equipment,
     net                           9.2
    Other real estate owned        1.0
    Other assets                  72.7
    Core deposit intangible       15.6
    Goodwill                     262.1

          Total assets        $1,739.9

    In connection with the First Essex acquisition, Sovereign recorded charges against its earnings for the three month period ended March 31, 2004 for an additional loan loss provision of $6.0 million pretax ($3.9 million net of tax) to conform First Essex's allowance for loan losses to Sovereign's reserve policies and for merger related expenses of $23.6 million pretax ($15.3 million net of tax).

    Sovereign Bancorp, Inc. and Subsidiaries
    SUPPLEMENTAL INFORMATION
    (unaudited)

    Purchase of Seacoast Bancorp Inc. ("Seacoast")

    On July 23, 2004, Sovereign completed the purchase of Seacoast and the results of its operations are included from purchase date through September 30, 2004. Sovereign issued 36.2 million shares of common stock and exchanged Sovereign stock options for existing Seacoast stock options, whose combined value totaled $821.7 million and made cash payments of $256.2 million to acquire and convert all outstanding Seacoast shares and stock options and pay associated fees. The preliminary purchase price was allocated to acquired assets and liabilities of Seacoast based on fair value as of July 23, 2004. The company is in the process of finalizing these values and as such the allocation of the purchase price is subject to revision.

    Assets and Liabilities Acquired from Seacoast as of July 23, 2004:

    (dollars in millions)

    Assets                             Liabilities
    Investments                  714.9 Deposits:
    Loans:                               Core                        2,451.5
      Commercial                 966.4   Time                        1,202.9
      Consumer                 1,015.2    Total deposits             3,654.4
      Residential mortgages    2,120.4 Borrowings and other debt
                                       obligations                   1,158.5
       Total loans             4,102.0 Other liabilities                83.9
    Less allowance for loan
     losses                      (49.5)
            Total loans, net   4,052.5 Total liabilities            $4,896.8
    Cash paid, net of cash
     acquired                    (32.2)
    Premises and equipment,
     net                          63.0
    Other real estate owned        0.7
    Other assets                  25.4
    Core deposit intangible       75.4
    Goodwill                     818.8

          Total assets        $5,718.5

    In connection with the Seacoast acquisition, Sovereign recorded charges against its earnings for the three month period ended September 30, 2004 for merger related expenses of $27.9 million pretax ($18.2 million net of tax).

SOURCE  Sovereign Bancorp, Inc.
    -0-                             10/19/2004
    /CONTACT: FINANCIAL: Jim Hogan, +1-610-320-8496, or jhogan@sovereignbank.com, or Mark McCollom, +1-610-208-6426, or mmccollo@sovereignbank.com, or Stacey Weikel, +1-610-208-6112, or sweikel@sovereignbank.com; or MEDIA: Ed Shultz, +1-610-378-6159, or eshultz1@sovereignbank.com, all of Sovereign Bancorp/
    /Web site:  http://www.sovereignbank.com /
    (SOV)

CO:  Sovereign Bancorp, Inc.
ST:  Pennsylvania
IN:  FIN
SU:  ERN MAV CCA ERP